Exhibit 99.1

CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Trust
tony@defaziocommunications.com	bblock@arlcap.com

FOR IMMEDIATE RELEASE

American Realty Capital Trust Explores Liquidity Options

New York, NY, April 8, 2011 – American Realty Capital Trust, Inc  (“ARCT” or the “Company”), a non-traded, real estate investment trust, announced today an action intended to enhance shareholder value.

With the pending July 25, 2011, close of ARCT’s initial public offering, the Company’s advisor, American Realty Capital Advisors, LLC, intends to initiate the process of interviewing investment banking firms and other advisory firms to provide its board of directors with recommendations in exploring various strategic actions to maximize shareholder value, including the assessment of various liquidity alternatives.

ARCT commenced its initial public offering on January 25, 2008, and as of the date of this press release has raised total gross proceeds of $885.2 million.  As of the date of this press release, the Company has acquired 320 properties for a total purchase price of $1.27 billion, consistent with the Company’s investment strategy, i.e., acquiring free standing, single tenant properties net leased long-term to investment grade and credit worthy tenants.”

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This material does not constitute an offer to sell nor a solicitation of an offer to buy any securities described herein or otherwise. Only a prospectus for a specific securities offering makes such an offer. In that regard, the use of this material is authorized only when it is accompanied or preceded by a prospectus. Further, all information contained in this material is qualified by the terms of a current prospectus of the offering of securities to which it relates, if any.

This material may contain forward-looking statements that involve assumptions, uncertainties and risks, some of which are set forth below. These statements are not guarantees and should not be regarded as representations that the results or conditions described in such statements, or that our objectives and/or plans, will be achieved.

A real estate investment program offering is subject to the following risks: The failure to qualify, or maintain the requirements, to be taxed as a REIT would reduce the amount of income available for distribution and limit a REIT's ability to make distributions to its stockholders. No public market initially exists for a REIT's shares of common stock, and one may never exist for this or any other such type of real estate program. Securities are being offered on a best efforts basis. These are speculative securities and as such involve a high degree of risk. There are substantial conflicts among an offering and its sponsor, advisor, dealer manager and property manager. There is no assurance that the value of the real estate will be sufficient to return any portion of investors' original capital. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and we cannot assure you that there will be growth in the value of the properties.

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American Realty Capital is a real estate finance and investment firm formed by Nicholas S. Schorsch and William M. Kahane. As CEO and board member, respectively, the two were behind the growth of American Financial Realty Trust, where they acquired over 1,500 properties valued at more than $5 billion.  In the last five years, ARC’s executive team has collectively negotiated and closed on over $7 billion of bank branch and net-leased real estate.  ARC sponsors American Realty Capital Trust, Inc., a publicly-registered, non-traded REIT acquiring single-tenant, freestanding properties net leased long term to investment grade and creditworthy tenants.  Realty Capital Securities, member FINRA, SIPC, is the dealer-manager for ARCT.

For more information, visit: http://www.americanrealtycap.com/arct-reit/.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.

To arrange interviews with American Realty Capital Trust executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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